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                                                                   EXHIBIT 10.65


                              CONSULTING AGREEMENT

        THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into as of this 31st day of December, 2001 by and between Intervisual Books, Inc., a California corporation (the "Company"), and Louis Perlman ("Consultant").

        1. Scope of Agreement. The Company hereby retains Consultant and Consultant hereby agrees to hereby agrees to provide consulting services to the Company.

        2. Term of Engagement. The engagement of Consultant by the Company as provided in this Agreement shall commence on January 1, 2002 (the "Start Date"), and end on December 31, 2003, unless sooner terminated as provided for herein (the "Term").

        3. Independent Contractor. The parties hereto agree that Consultant is an independent contractor and not the agent, employee or servant of the Company. Consultant shall not be entitled to any employment benefits from the Company.

        4. Fees and Expenses.

           (a) In consideration of Consultant's services hereunder, the Company shall pay to Consultant or Consultant's designee a consulting fee of $50,000 per year from the Start Date through the end of the Term. Such consulting fee shall be paid in monthly installments at the end of each month (or such shorter intervals as the Company may elect).

           (b) During the Term, in addition to the consulting fee set forth in section 4(a) hereof, Consultant shall receive as additional compensation (i) an amount equal to any bonuses paid to Larry Nusbaum ("Nusbaum") pursuant the Employment Agreement between the Company and Nusbaum (the "Nusbaum Agreement");
(ii) an amount in cash equal to the expense incurred by the Company to provide medical and dental benefits to Nusbaum and his family pursuant to the Nusbaum Agreement; and (iii) an amount in cash equal to the expense incurred by the Company to provide the automobile allowance pursuant to the Nusbaum Agreement.

           (c) During the Term, Consultant shall be entitled to receive reimbursement for all reasonable out-of-pocket travel and other expenses (excluding ordinary commuting expenses) incurred by Consultant in performing Consultant's services hereunder.

        5. Stock Options. Consultant shall also be granted non-statutory stock options in accordance with the Stock Option Agreement attached hereto as Exhibit "A."

        6. Assignment; Successors-in-Interest. This Agreement is personal to the Consultant and is not assignable by the Consultant otherwise than by will or the laws of

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descent and distribution without the prior written consent of the Company's
Board of Directors. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

        7. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the engagement of Consultant by the Company. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, written, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

        8. Amendment; Waiver; Governing Law. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Consultant and by such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

        9. Validity. If any provision of this Agreement is rendered invalid or unenforceable by the enactment of any applicable statute or ordinance or by any regulations duly promulgated or is made or declared unenforceable by any court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

        10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

        11. Condition to Effectiveness. The effectiveness of this Agreement is specifically conditioned upon the release from escrow to the Company of $1,600,000 at the Second Closing (as defined in Series A Preferred Stock Purchase Agreement between Intervisual Partners, LLC and the Company (the "Purchase Agreement")) as provided for in the Purchase Agreement. The parties acknowledge that unless such sum is released from escrow to the Company at the Second Closing, this Agreement shall be null and void and of no further effect.

                            [signature page follows]


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                     SIGNATURE PAGE TO CONSULTING AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  INTERVISUAL BOOKS, INC.


                                  By: /s/ Waldo H. Hunt
                                      ------------------------------------------
                                  Name: Waldo H. Hunt
                                  Title: Chairman of the Board


                                  CONSULTANT


                                  /s/ Louis Perlman
                                  ----------------------------------------------
                                  Louis Perlman




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